UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2008

ARGAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Church Street, Suite 401, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (301) 315-0027

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2006, Gemma Power Systems, LLC, a Connecticut limited liability company and a wholly-owned subsidiary of Argan, Inc. (“GPS LLC”) entered into employment agreements with William F. Griffin, Jr. (“Griffin”) and Joel M. Canino (“Canino” and together with Griffin, the “Employees”). On February 29, 2008, GPS LLC entered into a First Amendment to Employment Agreement with each of the Employees that renewed the term of each of the Employee’s employment with GPS LLC (commencing June 8, 2008 and continuing through June 7, 2009) and set forth the new terms of the Employees’ duties, salary, and bonus compensation. A copy of each such amendment is attached as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement between Gemma Power Systems, LLC and William F. Griffin, Jr. dated February 29, 2008.

10.2	First Amendment to Employment Agreement between Gemma Power Systems, LLC and Joel M. Canino dated February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: March 5, 2008	By: /s/ Arthur F. Trudel
Arthur F. Trudel, Jr.
Senior Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement between Gemma Power Systems, LLC and William F. Griffin, Jr. dated February 29, 2008.

10.2	First Amendment to Employment Agreement between Gemma Power Systems, LLC and Joel M. Canino dated February 29, 2008.